UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2014

__________________________________________

Lakeland Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15535	13-3115216
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

701 Koehler Avenue, Suite 7, Ronkonkoma, New York 11779-7410
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (631) 981-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On July 16, 2014, Lakeland Industries, Inc. (the “Company”) dismissed Warren Averett, LLC (“Warren Averett”) as its independent registered public accounting firm. The decision to dismiss Warren Averett was made and approved by the Audit Committee of the Company’s Board of Directors.

The audit report of Warren Averett on the Company’s consolidated financial statements for the fiscal year ended January 31, 2014 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. The audit report of Warren Averett on the Company’s consolidated financial statements for the fiscal year ended January 31, 2014 contained an unqualified opinion with an emphasis of a matter. The audit report of Warren Averett on the Company’s consolidated financial statements for the fiscal year ended January 31, 2013 contained an opinion with an emphasis of a matter regarding the Company’s ability to continue as a going concern, which opinion was subsequently amended to remove such emphasis.

During the two most recent fiscal years and the subsequent interim period through April 30, 2014, the Company had a disagreement with Warren Averett relating to the question of the classification of the following items as material weaknesses: (i) failure of internal controls over the international division (2013), (ii) failure to identify related party transactions (2014) and (iii) failure of entity level controls regarding international divisions (2014), each of which was resolved to the former accountant’s satisfaction. The Audit Committee discussed such disagreement with Warren Averett and the Company has authorized Warren Averett to respond fully to the inquiries of the Company’s successor accountant, WeiserMazars LLP, concerning the subject matter of such disagreement. There were no other disagreements with Warren Averett on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Warren Averett, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports. In addition, during that time there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Warren Averett with a copy of the foregoing disclosures and has requested that Warren Averett furnish the Company with a letter addressed to the Securities and Exchange Commission (“SEC”) stating whether or not Warren Averett agrees with the statements made herein, each as required by SEC rules, and, if not, stating the respects in which it does not agree. A copy of Warren Averett’s letter to the SEC is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm

The decision to retain WeiserMazars LLP (“WeiserMazars”) as the new independent registered public accountants was made and approved by the Audit Committee of the Company’s Board of Directors and, effective as of July 16, 2014, the Audit Committee so engaged WeiserMazars.

During the two most recent fiscal years and through April 30, 2014, neither the Company, nor anyone on its behalf, consulted with WeiserMazars regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, in connection with which either a written report or oral advice was provided to the Company that WeiserMazars concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

16.1	Letter of Warren Averett, LLC to the Securities and Exchange Commission, dated July 21, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

Dated: July 21, 2014	/s/ Christopher J. Ryan
Christopher J. Ryan
Chief Operating Officer & President

Exhibit Index

Exhibit	Description

16.1	Letter of Warren Averett, LLC to the Securities and Exchange Commission, dated July 21, 2014.